Tix Corporation Acquires Exhibit Merchandising LLC

Studio City, California - August 13, 2007 - TIX CORPORATION (OTCBB: TIXC) is pleased to announce that it has acquired Exhibit Merchandising LLC.

Under the terms of the acquisition, Tix Corporation purchased all of the assets of Exhibit Merchandising LLC for a total of approximately $11,450,000 in cash, (including approximately $3,450,000 for inventory), and 5,000,000 restricted shares of Tix Corporation common stock.

Based in Akron, Ohio, Exhibit Merchandising LLC was formed to handle the affiliated merchandising opportunities that its principals created in Arts & Exhibitions, a partner in the successful King Tutankhamen museum exhibition currently touring many of the world’s top museums. Exhibit Merchandising was able to successfully negotiate exclusive merchandising rights for the King Tut tour, which immediately made the company both profitable and highly visible in the museum market. Exhibit Merchandising was also able to secure a similar contract for a “Pirates” museum tour which commenced in June of 2007. Exhibit Merchandising sells themed souvenirs, memorabilia and collector’s items in specialty stores it operates within the museums presenting the exhibitions. Merchandising and store rights for future museum exhibition tours have been contracted.

Mitch Francis, CEO of Tix Corporation said, “We are thrilled by this acquisition and believe the Company will benefit greatly in three distinct ways. First, Exhibit Merchandising has the potential of generating significant revenue from its branded merchandise sales at the extremely high-profile exhibitions it already has under contract. Second, the outstanding sources for the supply of branded merchandise coupled with mature expertise in the marketing and sales of the products provide the Company with an opportunity to expand the business by offering these capabilities to the producers of top shows and entertainment with whom Tix enjoys multiple-year relationships. Third, as Tix Corporation begins to take its ticket selling business models nationwide, there is a potential for involvement in the marketing and ticketing of the exhibits themselves.”

Mr. Francis continued, “The partners of Exhibit Merchandising, Lee Marshall, Joe Marsh and John Norman have built a fantastic business with an exceptional staff headed by Curt Bechdel directing the day-to-day operations. The entire staff has accepted employment with our Company and Lee Marshall has agreed to be a consultant for the business, actually overseeing the operations. I am confident that Exhibit Merchandising will make a significant contribution to Tix Corporation and greatly enhance our shareholder value for many years to come.”

Tix Corporation's wholly-owned subsidiary, Tix4Tonight, sells tickets for Las Vegas shows, concerts, attractions and sporting events at half-price, on the same day of the performance. The Company also offers two additional discount products at its Las Vegas facilities, Tix4Golf and Tix4Dinners. Tix4Golf offers discount golf tee times for over 35 courses in Las Vegas for both same-day and advanced bookings and Tix4Dinners offers up to 50% off entrees at local Las Vegas restaurants and buffets. The Company's recent acquisition, Tix4AnyEvent.com, sells premium tickets to concerts, theater and sporting events throughout the country.

Tix4Tonight has four prime ticket booth facilities, strategically placed at highly foot-trafficked locations in Las Vegas, Nevada. They include: the Hawaiian Marketplace at the South end of the Strip; the Fashion Show Mall in front of Neiman Marcus, directly across the street from the new Wynn Resort at the middle of the Strip; at the North Strip, just South of the Riviera Hotel; and a downtown Las Vegas facility in the Four Queens Hotel, fronting onto the Fremont Street Experience.

For more information and answers to typical questions about how the Tix4Tonight service works, call 877-849-4868 or visit www.tix4tonight.com.

Cautionary Statement pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

All statements in this news release that are not statements of historical fact are deemed to be forward-looking statements. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward- looking statements. Many of these risks and uncertainties are identified in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements. This document is only for the general information of shareholders, potential investors and other interested parties, and is not to be construed as an offer to sell or the solicitation of an offer to buy any securities. The opinions expressed herein are the current opinions of management as of the date appearing on this document.

Press Release Source: TIX CORPORATION

Media Contacts:
TIX CORPORATION
Mitch Francis, Chief Executive Officer
818-761-1002